Exhibit 5.1

September 28, 2020

Matter No.: 713278
Document No.: 17746043

ALE Group Holding Limited

c/o Vistra (BVI) Limited

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola

British Virgin Islands VG1110

Dear Sirs,

Re: ALE Group Holding Limited (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with a registration statement on form F-1 (Registration No. 333-239225) initially filed with the U.S. Securities and Exchange Commission (the "Commission") on June 17, 2020 as amended by amendment no. 1 filed with the Commission on June 29, 2020, by amendment no. 2 filed with the Commission on September 4, 2020 and by amendment no. 3 filed with the Commission on September 28, 2020 (collectively, the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of up to 2,880,000 shares with a par value US$0.001041667 each being offered by the Company at a fixed price of US$1.00 per share (the "Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the certificate of incorporation, the amended and restated memorandum of association and the articles of association of the Company (the “Memorandum and Articles”), as obtained by the Registrar of Corporate Affairs (British Virgin Islands) on August 17, 2020 and filed on July 21, 2020, a copy of written resolutions of its directors dated August 27, 2020 (the "Resolutions"), a certificate of good standing issued by the Registrar of Corporate Affairs and dated September 25, 2020, a certificate issued by Vistra (BVI) Limited in its capacity as registered agent to the Company (the “Registered Agent”) and dated August 25, 2020 (the “Registered Agent’s Certificate”), a form of subscription agreement contained in the Registration Statement (the “Subscription Agreement”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Subscription Agreement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or signed by all or a majority of the directors, as the case may be, in the manner prescribed in the Company’s articles of association, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that Memorandum and Articles will not be amended in any manner that would affect the opinions set forth herein, (h) that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Shares pursuant to the Registration Statement, (i) the Registration Statement and the transactions contemplated thereunder complies with the requirements of the applicable rules of the OTCQB Venture Market and the Securities Act, (j) the capacity, power and authority of each of the parties to the Subscription Agreement, as the case may be, other than the Company, to enter into and perform its respective obligations thereunder; (k) the due execution and delivery of the Subscription Agreement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby, (l) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Subscription Agreement in accordance with its terms; (m) the validity and binding effect under the Subscription Agreement of the submission by the Company to the exclusive jurisdiction of the state and federal courts of the United States of America located in the City of New York, Borough of Manhattan (the “Foreign Courts”), (n) no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any shares of the Company, (o) that on the date of entering into the Subscription Agreement the Company is, and after entering into the Subscription Agreement the Company is and will be able to, pay its liabilities as they become due, (p) none of the parties to the Subscription Agreement is carrying on unauthorised financial services business for the purposes of the Financial Services Commission Act of the British Virgin Islands, and (q) that the contents of the Registered Agent’s Certificate are true and correct as of August 25, 2020 and as of the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands government authority or to pay any British Virgin Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).
2.	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 48,000,000 shares of a single class each with a par value of US$0.001041667.
3.	When issued and paid for as contemplated by the Registration Statement and in accordance with the provisions of the Subscription Agreement and recorded in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
4.	The statements under the caption "British Virgin Islands Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman